Exhibit 99.1

WiSA Technologies, Inc. Reports Q3 2024 Results

- Increases revenue 240% in Q3 2024 from Q2 2024 -

BEAVERTON, OR — (November 15, 2024) — WiSA Technologies, Inc. (NASDAQ: WISA), which is in a definitive agreement to acquire AI, blockchain and Data Web 3.0 IP assets of Data Vault Holdings, Inc.® (“Data Vault”) to form a data technology & licensing company leveraging IP & proprietary HPC software, reported third quarter 2024 financial results in its Form 10-Q, which was filed on November 14, 2024. In its conference call and presentation today at 8:00 am PT / 11:00 am ET, WiSA CEO Brett Moyer will discuss the Company’s results and provide a general business update.

“In Q3 2024, we delivered 240% sequential revenue growth, driven by both WiSA HT and our new WiSA E IP being in production with a multi-national licensee,” said Brett Moyer, CEO of WiSA Technologies. “With WiSA E TX intellectual property now shipping in media boxes with android OS and expected to be in stores for Christmas, we expect to further this momentum with additional design wins and production advancements in 2025. Further leveraging our WiSA E technology, we are expanding the addressable market by adapting this software for Linux implementations in 2025.”

WiSA Technologies Q3 2024 and Recent Operating Hightlights

•	Hired Stanley Mbugua as Vice President of Finance, who will also assume the role of Chief Accounting Officer, effective November 30, 2024.

•	Achieved WiSA E wireless milestone with immersive audio software embedded onto an Amlogic reference design, which became available for customer implementation and showcased the IBC show in Amsterdam.

•	Executed licensing agreements with leading HDTV brands, covering 43% of the HDTV market that uses the Android operating system.

Q3 2024 and Subsequent Financial Hightlights

•	Q3 2024 revenue was $1.2 million, up 52% from $0.8 million in Q3 2023. The increase in revenue was a result of an increase in Components sales of $0.7 million, partially offset by a decrease in Consumer Audio Product sales of $0.3 million.

•	Q3 2024 gross margin as a percentage of sales was 19%, compared to negative 217% in Q3 2023. The improvement in gross margin compared to the prior period is mainly attributable to an increase of $0.4 million increase in revenue between comparison periods and due to the fact that Q3 2023 included a $1.4 million increase in inventory reserves whereas Q3 2024 had only a nominal increase in inventory reserves.

•	Held $3.9 million cash at September 30, 2024.

WiSA Technologies Investor Conference Call

Management will host its third quarter 2024 results conference call at 8:00 am PT / 11:00 am ET, on Friday, November 15, 2024.

The conference call will be available through a live webcast found here:

Webcast | Third Quarter 2024 Results

Those without internet access or who wish to dial in may call: 1-833-366-1124 (domestic), or 1-412-317-0702 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for 90 days, at the above webcast link. A telephonic replay of the call will be available through November 22, 2024, and may be accessed by calling 1- 877-344-7529 (domestic) or 1- 412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 4877124.

A presentation of the Q3 2024 results will be accessible on Friday, November 15, 2024, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

About Data Vault Holdings, Inc.

Data Vault Holdings Inc. is a technology holding company that provides a proprietary, cloud-based platform for the delivery of blockchain objects. Data Vault Holdings Inc. provides businesses with the tools to monetize data assets securely over its Information Data Exchange® (IDE). The company is in the process of finalizing the consolidation of its affiliates Data Donate Technologies, Inc., ADIO LLC, and Datavault Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. here.

LEGAL DISCLAIMER

Forward-Looking Statements

This press release of WiSA Technologies, Inc. (NASDAQ: WISA) (the “Company”, “us”, “our” or “WiSA”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, include, among others, the Company’s and Data Vault Holdings, Inc.’s (“Datavault”) expectations with respect to the proposed asset purchase (the “Asset Purchase) between them, including statements regarding the benefits of the Asset Purchase, the anticipated timing of the Asset Purchase, the implied valuation of Datavault, the products offered by Datavault and the markets in which it operates, and the Company’s and Datavault’s projected future results and market opportunities, as well as information with respect to WiSA’s future operating results and business strategy. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but are not limited to: (i) risks and uncertainties impacting WiSA’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern, WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, WiSA’s ability to predict its rate of growth, WiSA’s ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting WiSA’s customers’ end markets, WiSA’s ability to hire, retain and motivate employees, the effects of competition on WiSA’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and potential harm caused by software defects, computer viruses and development delays, (ii) risks related to the Asset Purchase, including WiSA’s ability to close the Asset Purchase in a timely manner or at all, or on the terms anticipated, whether due to WiSA’s ability to satisfy the applicable closing conditions and secure stockholder approval from WiSA stockholders or otherwise, as well as risks related to WiSA’s ability to realize some or all of the anticipated benefits from the Asset Purchase, (iii) any risks that may adversely affect the business, financial condition and results of operations of Datavault, including but not limited to cybersecurity risks, the potential for AI design and usage errors, risks related to regulatory compliance and costs, potential harm caused by data privacy breaches, digital business interruption and geopolitical risks, and (iv) other risks as set forth from time to time in WiSA’s filings with the U.S. Securities and Exchange Commission (the “SEC”). The information in this press release is as of the date hereof and neither the Company nor Datavault undertakes any obligation to update such information unless required to do so by law. The reader is cautioned not to place under reliance on forward looking statements. Neither the Company nor Datavault gives any assurance that either the Company or Datavault will achieve its expectations.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Additional Information and Where to Find It

In connection with the proposed Asset Purchase, WiSA intends to file with the SEC a definitive proxy statement. The definitive proxy statement for WiSA (if and when available) will be mailed to stockholders of WiSA. WISA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ASSET PURCHASE.

WiSA stockholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about WiSA and Data Vault, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC will also be made available free of charge by contacting WiSA using the contact information below.

Participants in the Solicitation

WISA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from WiSA’s stockholders in connection with the Asset Purchase.  Stockholders are urged to carefully read the proxy statement regarding the Asset Purchase when it becomes available, because it will contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of WiSA’s stockholders in connection with the Asset Purchase will be set forth in the proxy statement when it is filed with the SEC.  Information about WiSA’s executive officers and directors will be set forth in the proxy statement relating to the Asset Purchase when it becomes available. You can obtain free copies of these and other documents containing relevant information at the SEC’s web site at www.sec.gov or by directing a request to the address or phone number set forth below.

For further information, please contact:

WiSA Technologies, Inc.
15268 NW Greenbrier Pkwy
Beaverton, OR 97006
(408) 627-4716

Investors Contact for WiSA Technologies and Data Vault Holdings:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, wisa@lhai.com